UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 13, 2012

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CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
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Texas	001-09645	74-1787539
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On December 13, 2012, Steven W. Barnes resigned as a member of the Board of Directors of Clear Channel Communications, Inc. (the “Company”).  Pursuant to the Company’s Seventh Amended and Restated By-laws, as amended, effective December 14, 2012 the Board of Directors of the Company appointed Matt Freeman as a member of the Company’s Board of Directors to fill the vacancy created by Mr. Barnes’ resignation.

Mr. Freeman is an Operating Partner at Bain Capital Partners, LLC (“Bain”).  From 2010 until he joined Bain in 2012, Mr. Freeman served in multiple capacities for The Interpublic Group of Companies, Inc. (a global advertising and marketing services company), including as CEO of its Mediabrands Ventures unit and as Vice Chairman and Global Chief Innovation Officer of its McCann Erickson unit.  Prior thereto, Mr. Freeman was the CEO of an online media company, Betawave, from 2009 to 2010 and served as CEO of the Tribal DDB Worldwide unit of Omnicom Group Inc. (a global advertising, marketing and corporate communications company) from 1998 to 2009.  Mr. Freeman, who graduated from Dartmouth College and the School of Visual Arts, currently serves as Chairman of Advertising Week and has served on the boards of the Advertising Club of New York and the American Association of Advertising Agencies (4As) and is a member of the Marketing Advisory Board of the Museum of Modern Art (MoMA).  Mr. Freeman also has been inducted into the American Advertising Federation Hall of Achievement.

Mr. Freeman will not receive any compensation for his service on the Company’s Board of Directors.  He will receive the same form of Indemnification Agreement as all other members of the Company’s Board of Directors, which form was filed as Exhibit 10.26 to the CC Media Holdings, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2008.  At this time, the Board of Directors does not intend to appoint Mr. Freeman as a member of any of the committees of the Board of Directors.

Entities controlled by Bain and Thomas H. Lee Partners, L.P. and their respective affiliates (collectively, the “Sponsors”) collectively own all of the outstanding shares of the Class B common stock and the Class C common stock of CC Media Holdings, Inc., the Company’s indirect parent (“CCMH”).  These shares represent in the aggregate approximately 72% (whether measured by voting power or economic interest) of the equity of CCMH.  In addition, seven of the Company’s directors (including Mr. Freeman) are affiliated with the Sponsors and all of the Company’s directors are members of the Board of Directors of CCMH.

In connection with the 2008 merger pursuant to which CCMH acquired the Company, CCMH and/or the Company entered into a number of agreements with the Sponsors and certain of their affiliates, including (1) a management agreement pursuant to which the Sponsors provide management and financial advisory services to CCMH and its wholly owned subsidiaries until 2018, at a rate not greater than $15.0 million per year, plus reimbursable expenses, (2) a stockholders agreement relating to voting in elections to the Board of Directors of CCMH and the transfer of certain shares and (3) an affiliate transactions agreement with respect to the entry into certain transactions between CCMH or its subsidiaries, on the one hand, and the Sponsors or their respective affiliates, on the other hand.  In addition, as a result of the worldwide reach and the nature of the business of CCMH and its subsidiaries and the breadth of investments by the Sponsors, it is not unusual for CCMH and its subsidiaries to engage in ordinary course of business commercial transactions with entities in which one or both of the Sponsors directly or indirectly owns a greater than 10% equity interest.  A description of these agreements and commercial transactions is contained in CCMH’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: December 17, 2012	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary